2

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [ ]

                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
                    [X] Soliciting Material Under Rule 14a-12

                           Goldtech Mining Corporation
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Goldtech Mining Corporation Shareholders Protective Committee
               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:


[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:9/28/2004

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PRESS RELEASE:  September 28, 2004. Seattle, Washington

LEGAL NOTICE: THIS NEWS RELEASE IS DISTRIBUTED BY THE GOLDTECH MINING CORPORATION SHAREHOLDERS PROTECTIVE COMMITTEE (THE "COMMITTEE"), A DISISDENT SHAREHOLDER GROUP FORMED UNDER ADVICE OF COUNSEL FOR THE PURPOSES OF HOLDING A SPECIAL SHAREHOLDERS MEETING TO REMOVE FOUR CURRENT DIRECTORS AND ELECT NEW DIRECTORS. THIS IS NOT A NEWS RELEASE BY GOLDTECH MINING CORPORATION, THE PUBLIC COMPANY.

Seattle, Washington - September 28, 2004. Keith Robertson, a stockholder of Goldtech Mining Corporation, a Nevada corporation ("Goldtech"), acting on behalf of himself and those similarly situated, commenced a lawsuit on September 24, 2004 against Goldtech in the United States District Court for the Western District of Washington. A group of concerned stockholders who have formed the Goldtech Mining Corporation Shareholder Protective Committee have called for a special meeting of the stockholders on October 26, 2004, and propose to remove four of the five current directors and elect 5 new directors to the Goldtech Board of Directors. The Committee has no confidence in the willingness or ability of Goldtech's current Board of Directors to implement the changes necessary to improve Goldtech's financial performance and increase shareholder value. The purpose of the lawsuit is to enjoin Goldtech from taking the following actions pending the outcome of the upcoming special meeting: (i) canceling 11,110,000 shares of common stock of Goldtech issued to certain stockholders in exchange for a purchase of assets, (ii) transferring title to any assets of Goldtech, and (iii) issuing new securities of Goldtech.

     A proxy statement for the special meeting is not yet available. Each stockholder of Goldtech should read the proxy statement when it becomes available because it will contain important information about the proxy solicitation. Once our definitive proxy statement is prepared, we will simultaneously file the definitive proxy statement with the Securities and Exchange Commission (the SEC) and mail it to each stockholder of Goldtech. Stockholders of Goldtech will also be able to obtain the proxy statement and other documents that are filed with the Securities and Exchange Commission for free on the SECs web site at www.sec.gov. Stockholders of Goldtech may also obtain copies of the definitive proxy statement and other documents that are filed with the Securities and Exchange Commission for free by contacting Goldtech or us when the documents become available. A preliminary proxy statement has been filed and is available for viewing on the SEC web site. The preliminary proxy statement contains information about the direct and indirect interests in Goldtech of the members of the Committee and the Committees nominees.